                                                                    EXHIBIT 10.4

                             SUBORDINATION AGREEMENT

         SUBORDINATION AGREEMENT (this "Agreement"), dated as of May 19, 2000, between FLEET NATIONAL BANK (f/k/a Bank Boston, N.A.), a national banking association having an office in Boston, Massachusetts ("Fleet"), BANK ONE, MICHIGAN (f/k/a NBD BANK), a national banking association having an office in Chicago, Illinois ("Bank One" and together with Fleet, the "Banks") CONNECTIVITY TECHNOLOGIES, INC., a Delaware corporation (the "Subordinating Creditor"), and ROME GROUP, INC., a Delaware corporation ("Rome").

         WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of January 1, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Banks, Fleet, as agent for the Banks and Connectivity Products Incorporated, a Delaware corporation (the "Borrower"), the Banks have upon the terms and subject to the conditions contained therein made loans and otherwise extended credit to the Borrower;

         WHEREAS, Rome has agreed to acquire all of the capital stock of the Borrower (the "Acquisition") pursuant to that certain Agreement and Plan of Merger, dated as of May 19, 2000, by and among Rome, the Subordinating Creditor, RGCP Acquisition Corp. and the Borrower (the "Merger Agreement");

         WHEREAS, in connection with the Acquisition, the Borrower has requested, and the Banks have agreed subject to certain term and conditions set forth in the letter dated March 14, 2000, from the Banks to the Borrower, to certain settlement arrangements (the "Settlement") with respect to the repayment of the outstanding Obligations under and as defined in the Credit Agreement;

         WHEREAS, as part of the Settlement and simultaneous with the consummation of the Acquisition, each Bank has agreed, inter alia, to accept from Rome a promissory note in the principal amount of $500,000 issued by Rome to such Bank (each a "Bank Note" and collectively, the "Bank Notes");

         WHEREAS, in connection with the Acquisition and as partial consideration for the transaction described in the Merger Agreement, Rome has issued to the Subordinating Creditor a note in the principal amount of $1,750,000 (the "CTI Note"), a copy of which is attached hereto as Exhibit A;

         WHEREAS, in connection with certain payments that are or may become due under that certain Tax Refund Agreement, dated as of May 19,

2000, by and among Rome, the Subordinating Creditor and the Banks (collectively, the "Tax Refund Agreement") Rome shall issue to the Subordinated Creditor one or more Notes (the "Tax Refund Note"), in the form which is attached hereto as Exhibit B, which Tax Refund Note shall be in the amount of any tax refunds that, pursuant to the Tax Refund Agreement, would be applied directly to pay the Bank Notes instead of being paid to the Subordinating Creditor;

         WHEREAS, it is a condition precedent to the Banks' willingness to enter into the arrangements contemplated by the Settlement that the Subordinating Creditor and Rome enter into this Agreement with the Banks; and

         WHEREAS, in order to induce the Banks to enter into the arrangements contemplated by the Settlement, the Subordinating Creditor and Rome have agreed to enter into this Agreement with each of the Banks;

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings given to them in the Bank Notes. In addition, the following terms shall have the following meanings:

         Senior Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Bank Notes or any subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of each of the Banks. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against Rome of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether each Bank's claim therefor is allowed or allowable in the case or proceeding relating thereto.

         Subordinated Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the CTI Note or the Tax Refund Note or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Subordinating Creditor.

         Subordinated Documents. Collectively, the CTI Note and the Tax Refund Note, and any further promissory notes executed in connection therewith and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

         2. GENERAL. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by Rome. Notwithstanding the immediately preceding sentence, Rome shall be permitted to pay, and the Subordinating Creditor shall be permitted to receive, so long as at the time of such payment, or after giving effect thereto, no default or Event of Default has occurred and is continuing under either Bank Note or would occur after giving effect thereto:
(i) any regularly scheduled payment of interest on the CTI Note from May 1, 2000 through April 30, 2001; (ii) any regularly scheduled payment of interest or principal on the CTI Note on or after May 1, 2001; and (iii) any regularly scheduled payment of interest or principal on the Tax Refund Note, provided that no such payments shall be made on the Tax Refund Note until such time as the outstanding principal under each Bank Note has been reduced to $125,000.

         3. ENFORCEMENT. The Subordinating Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinating Creditor will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except (a) in each such case as necessary, so long as no default or Event of Default has occurred and is then continuing under either Bank Note or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by Rome pursuant to Section 2, or (b) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of Rome or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditor further waives any and all rights with respect to marshalling.

         4. PAYMENTS HELD IN TRUST. The Subordinating Creditor will hold in trust and immediately pay over to the Banks, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that Rome pays to the Subordinating Creditor with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of Rome that the Subordinating Creditor may receive with respect to the Subordinated Debt, in each case except with respect to payments expressly permitted pursuant to Section 2.

         5. DEFENSE TO ENFORCEMENT. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Rome, then Rome may interpose as a defense or plea the making of this Agreement, and the Banks may intervene and interpose such defense or plea in its name or in the name of Rome. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Banks or Rome may, by virtue of this Agreement, restrain the enforcement thereof in the name of either Bank or in the name of Rome. If the Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of Rome as a result of any administrative, legal or equitable actions, or otherwise, the Subordinating Creditor agrees forthwith to pay, deliver and assign to the Banks, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

         6.  BANKRUPTCY, ETC.

                  6.1. PAYMENTS RELATING TO SUBORDINATED DEBT. At any meeting of creditors of Rome or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Rome or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of Rome or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against Rome for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, each Bank is hereby singly and irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of Rome distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that such Bank in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditor any surplus to which the Subordinating Creditor is then entitled.

                  6.2. SUBORDINATED DEBT VOTING RIGHTS. At any such meeting of creditors or in the event of any such case or proceeding, the Subordinating Creditor shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Subordinating Creditor shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Subordinating Creditor's obligations and agreements set forth in this Agreement.

         7. SUBORDINATION. The Senior Debt, the Bank Notes and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt from time to time or any part thereof shall be senior to the Subordinated Debt and all of the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof. The Subordinating Creditor hereby acknowledges and agrees, that the Subordinated Debt is unsecured, is not guaranteed by any Person, the terms of such Subordinated Debt Documents do not provide for such Subordinated Debt to be secured or guaranteed, and the Subordinating Creditor will not accept any security or guarantees of the Subordinated Debt without the prior written consent of the Banks. The Banks acknowledge that the Subordinated Debt is also subject to a Subordination Agreement of even date herewith in favor of Fleet Capital Corporation, as Agent and lenders (the "Lenders") named therein under which the Subordinated Debt has been assigned to the Lenders. In addition, the Subordinated Debt is subject to certain rights of set-off in favor of Rome. The exercise by either the Lenders or Rome of their rights shall not constitute a breach of this Subordination Agreement by Subordinating Creditor.

         8. BANKS' FREEDOM OF DEALING. The Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that Rome and the Banks may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Banks may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with Rome and all other persons, in each case without the consent of the Subordinating Creditor or Rome and without affecting the agreements of the Subordinating Creditor or Rome contained in this Agreement; provided, however, that nothing contained in this Section 8 shall constitute a waiver of the right of Rome itself to agree or consent to a settlement or compromise of a claim which the Banks may have against Rome.

         9. MODIFICATION OR SALE OF THE SUBORDINATED DEBT. The Subordinating Creditor will not, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents; nor will the Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to each of the Banks, to become a party hereto and to succeed to the rights and to bound by all of the obligations of the Subordinating Creditor hereunder. In the case of any such disposition by the Subordinating Creditor, the Subordinating Creditor will notify each of the Banks at least ten (10) days prior to the date of any of such intended disposition.

         10. DEBTOR'S OBLIGATIONS ABSOLUTE. Nothing contained in this Agreement shall impair, as between Rome and the Subordinating Creditor, the obligation of Rome to pay to the Subordinating Creditor all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditor (except as expressly otherwise provided in Section 3 or Section 6) from exercising all rights, powers and remedies otherwise permitted by Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Banks as set forth in this Agreement.

         11. TERMINATION OF SUBORDINATION. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditor and Rome hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that Rome or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from either of the Banks, an Event of Default shall be deemed to have existed and to be continuing under both of the Bank Notes from the date of such Bank's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to each of the Banks. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that the Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of either Bank's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Banks, and the Subordinating Creditor hereby agrees to pay to the Banks, upon demand, the full amount so received by the Subordinating Creditor during such period of time to the extent necessary fully to restore to the Banks the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

         12. NOTICES. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Fleet:

                                              Fleet National Bank
                                              100 Federal Street
                                              Boston, MA 02110
                                              Fax: 617-434-1508

                                  Attention:  Anthony D. Healey, Vice President
                             with a copy to:  Bingham Dana LLP
                                              150 Federal Street
                                              Boston, MA 02110
                                              Fax: 617-951-8736

                                  Attention:  Linda J. Groves, Esq.

                  If to Bank One:

                                              Bank One, Michigan
                                              1 Bank One Plaza, 17th Floor
                                              Mailcode: IL1-0631
                                              Chicago, IL 60670

                                  Attention:  Dennis Saletta
                                              First Vice President

                  If to the Subordinating Creditor:

                                              Connectivity Technologies, Inc.
                                              c/o High Gate Capital
                                              1311 Mamaroneck Avenue
                                              White Plains, NY 10605

                                  Attention:  Herbert M. Friedman

                           with a copy to:    Craig and Macauley, P.C.
                                              Federal Reserve Plaza
                                              600 Atlantic Avenue
                                              Boston, MA 02210
                                              Fax: 617-742-1788

                                  Attention:  William F. Macauley

                  If to Rome:                 Rome Group, Inc.
                                              421 Ridge Street
                                              P.O. Box 71
                                              Rome, NY 13442
                                              Fax: 315-338-6709

                  Attention:                  David E. Harvey, Chairman and CEO

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

         14. WAIVER OF JURY TRIAL. THE SUBORDINATING CREDITOR AND ROME EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE SUBORDINATING CREDITOR AND ROME HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE SUBORDINATING CREDITOR AND ROME (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER OF THE BANKS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OF THE BANKS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         15. MISCELLANEOUS. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. Each of the Banks may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting such Bank; provided, however, that such waiver shall be effective only if in writing and signed by such Bank and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of the Subordinating Creditor and Rome and shall inure to the benefit of each of the Banks, such Bank's successors and assigns, any lender or lenders refunding or refinancing any of the Senior

Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Bank Notes", "Event of Default" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  BANKS:                      FLEET NATIONAL BANK

                                              /s/ Anthony D. Healey
                                              ------------------------------
                                              By:  Anthony D. Healey
                                              Title:  Vice President

                                              BANK ONE, MICHIGAN

                                              /s/ Dennis Saletta
                                              ------------------------------
                                              By:  Dennis Saletta
                                              Title:  First Vice President

          SUBORDINATING CREDITOR:             CONNECTIVITY
                                              TECHNOLOGIES, INC.

                                              /s/ James M. Hopkins
                                              ------------------------------
                                              By:  James M. Hopkins
                                              Title: President

                  DEBTOR:                     ROME GROUP, INC.


                                              /s/ Mary Wuest
                                              ------------------------------
                                              By:
                                                 ------------------------
                                              Title:
                                                    ---------------------

                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss                                                   May 19, 2000

         Then personally appeared the above-named James S. Hopkins, President of CONNECTIVITY TECHNOLOGIES, INC. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of CONNECTIVITY TECHNOLOGIES, INC.

         Before me, /s/ Christopher Dalton
                                         Notary Public
                                         My Commission expires: 01/07/05